Exhibit 99.1

Pulmatrix Announces Closing of Preferred Stock Transaction as Part of Planned Merger

Series B Preferred Stock investment made in Pulmatrix with a conversion price of $2.20 is a part of the ongoing merger process

Framingham, Mass., April 21, 2026 – Pulmatrix, Inc. (“Pulmatrix” or the “Company”) (Nasdaq: PULM), today announced the closing of its previously announced private placement of Series B Convertible Preferred Stock (“Series B Preferred Stock”) with an affiliate of Eos SENOLYTIX, Inc. (“Eos”), which such transaction is a part of its planned merger with Eos. The Series B Preferred Stock is convertible into common stock at a price per share of $2.20.

The aggregate gross proceeds to the Company from the offering were approximately $1 million, before deducting offering expenses payable by the Company. The Company currently intends to use the permitted net proceeds from the offering for working capital and other general corporate purposes.

Peter Ludlum, Interim Chief Executive Officer of Pulmatrix, commented, “We have taken an important initial step forward as part of the planned merger and are pleased that investors supporting Eos chose to make this investment in Pulmatrix as part of the signing of the definitive merger agreement.”

The Series B Preferred Stock was issued in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the Series B Preferred Stock, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the Series B Preferred Stock and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Series B Preferred Stock

The Series B Preferred Stock is convertible into shares of Pulmatrix common stock as elected by the holders of the Series B Preferred Stock and may be exercised at any time at a conversion price of $2.20 per share (the “Conversion Price”) from and after a date that is 90 days following the initial date of issuance. The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications, stock combinations and the like (subject to certain exceptions). The holders of the Series B Preferred Stock are entitled to vote together with the holders of common stock as a single class, in the same manner and with the same effect as the holders of common stock.

The complete terms of the Series B Preferred Stock are as set forth in the form of Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designations”), which such Certificate of Designations was filed with the Secretary of State for the State of Delaware on March 26, 2026, prior to the closing of the private placement.

About Pulmatrix, Inc.

Pulmatrix is a biopharmaceutical company that has focused on the development of novel inhaled therapeutic products intended to prevent and treat migraine and respiratory diseases with important unmet medical needs using its patented iSPERSE™ technology. The Company’s proprietary product pipeline includes treatments for central nervous system (“CNS”) disorders such as acute migraine and serious lung diseases such as Chronic Obstructive Pulmonary Disease (“COPD”) and allergic bronchopulmonary aspergillosis (“ABPA”). Pulmatrix’s product candidates are based on its proprietary engineered dry powder delivery platform, iSPERSE™, which seeks to improve therapeutic delivery to the lungs by optimizing pharmacokinetics and reducing systemic side effects to improve patient outcomes. For more on the Company’s inhaled product candidates please visit:

https://www.pulmatrix.com/pipeline.html.

About Eos SENOLYTIX, Inc.

Eos SENOLYTIX is a biotechnology company focused on developing first-in-class gerotherapeutic peptide medicines that target the underlying biological mechanisms of aging. Eos’s lead clinical candidates, PTC-2105 and PTC-2107, both proprietary MitoXcel™ geropeptides, have demonstrated the ability to rejuvenate naturally aged mice via two separate mechanisms, both via a single, aging-specific target, the mitochondrial membrane potential (MMP), also called the “Δψm”. These two mechanisms include (1) the return of the efficiency of mitochondrial function in aging cells almost immediately back to their younger, more efficient phenotype, and (2) the profound elimination of senescent cells throughout every organ in the body, including the brain, reducing their negative systemic inflammatory effects. Extensive preclinical studies suggest the MitoXcel™ platform may be a broad gerotherapeutic that improves body composition, increasing lean muscle mass, and enhancing physical function in aging animals. By targeting fundamental processes driving aging and aging-related diseases, Eos SENOLYTIX is pursuing a unique therapeutic opportunity to intervene in the aging process in ways that were once thought impossible. Eos SENOLYTIX is headquartered in Houston, Texas and operates within the broader SENOTHERAPEUTIX / GEROTHERAPEUTIX group of longevity companies, which focuses on developing therapeutics targeting fundamental drivers of aging to improve healthspan and lifespan. For more information, visit https://www.eossenolytix.com.

Forward-Looking Statements

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include, but are not limited to, statements of historical fact and may be identified by words such as “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that,” “may,” “plans,” “seeks,” “projects,” “targets,” and “would,” and their opposites and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management and include, but are not limited to, the use of proceeds from the private placement and conversion of the Series B Preferred Stock. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the consummation of any other potential reverse merger transaction in the future, among others; the Company’s ability to divest its clinical assets on terms favorable to the Company, or at all, the Company’s ability to maintain compliance with the listing standards of the Nasdaq Capital Market; the Company’s ability to conduct its business and raise capital in the future when needed; delays in planned clinical trials; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; the ability to secure and enforce legal rights related to the Company’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to the Company, including the proposed Merger with Cullgen, is set forth in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Chuck Padala

Managing Director

LifeSci Advisors

646-627-8390

chuck@lifesciadvisors.com